Exhibit 99.1

On August 21, 2006, the Board of Directors of East Kansas Agri-Energy, LLC, announced a cash distribution in the amount of $159.00 per membership unit for a total distribution of $3,481,782 to its unit holders of record as of June 30, 2006.  The Company expects to pay the distribution before the end of August 2006.